Exhibit 99.1

Accenture Announces Senior-Leadership Succession:

William D. Green to Continue as Chairman;

Pierre Nanterme Named CEO, Effective Jan. 1, 2011

— Company to host conference call at 8:00 a.m. EDT (1:00 p.m. GMT) tomorrow —

DUBLIN; Oct. 20, 2010 — Accenture’s (NYSE: ACN) Board of Directors today named Pierre Nanterme chief executive officer, effective Jan. 1, 2011. Nanterme will join the company’s Board of Directors, effective immediately. William D. Green, currently chairman & CEO, will continue as chairman.

“This is the right time to further strengthen Accenture’s global leadership. Accenture is on a solid growth trajectory and is better positioned for the future than at any time in our history,” Green said. “Pierre’s significant involvement in both developing and delivering our growth strategy — and his tenure as a senior leader in our company — all point to a seamless transition. I look forward to working closely with Pierre as he accelerates the execution of our business strategy and guides Accenture through our next phase of growth.”

Nanterme currently serves as group chief executive of Accenture’s global Financial Services operating group, a position he has held since 2007. During his 27 years with Accenture he has held a wide variety of leadership positions across many operating dimensions of the company’s business. In addition, he served as chief leadership officer, with responsibility for the company’s human capital strategy and for the design and implementation of its global operating model.

“Pierre is a proven leader whose track record of successfully running key parts of our business, ability to forge major client relationships, experience building outstanding teams and commitment to our people make him the perfect choice for our next chief executive officer,” Green said.

Sir Mark Moody-Stuart, lead director of the Accenture board, said, “Pierre possesses all the qualifications that we believe are critical to lead Accenture — including a keen understanding of the global marketplace and competitive landscape, a deep-seated commitment to serving clients and delivering value to shareholders, and true passion for Accenture’s people. Speaking on behalf of the board, we look forward to working closely with Pierre in his role as chief executive officer.

“At the same time, we are delighted that we will continue to benefit from Bill’s insights and experience in his active role as chairman. He has been an exceptional chairman and CEO, and through his leadership — including his innate ability to energize, motivate and inspire the people around him — Bill truly embodies the values at the core of Accenture’s success. The combination of these two seasoned executives will give Accenture a true advantage in the marketplace.”

Green will continue to play a key role and be actively involved in Accenture’s business. He will continue to chair the board of directors, act as an advisor to Nanterme, and be involved in planning Accenture’s long-term business strategy. He will also continue to represent Accenture with clients around the world, as well as represent Accenture with business and government leaders, champion Accenture’s Skills to Succeed corporate citizenship efforts, and represent Accenture with key external groups.

“I am proud and truly honored to be selected as Accenture’s chief executive officer,” Nanterme said. “I look forward to continuing to work closely with Bill and our exceptional leadership team as we remain focused on our business and financial objectives for fiscal year 2011 and beyond. I am committed to continuing our strategy of helping clients become high-performance businesses and to delivering on our commitments to Accenture’s shareholders. I believe that our more than 200,000 people are the best professionals in our industry and that our leadership team is unmatched in experience, capability and depth. I am very excited about our future and about the opportunity to lead this great company.”

Accenture said that there is no change to the business outlook for fiscal 2011 that the company provided as part of its fourth-quarter and full-year fiscal 2010 earnings announcement on Sept. 30.

Pierre Nanterme

Pierre Nanterme, 51, is based in Paris. He currently serves as group chief executive of Accenture’s Financial Services operating group, which serves clients in the banking, capital markets and insurance industries. Prior to assuming his current role in September 2007, Mr. Nanterme served as Accenture’s chief leadership officer, with primary responsibility for Accenture’s human capital strategy as well as the design and implementation of its highly regarded global operating model. In that role he was also actively involved in framing Accenture’s client-service model and global strategy.

Prior to being appointed chief leadership officer in 2006, Mr. Nanterme led many areas of Accenture’s business, including its Financial Services practice in Europe, Africa and Latin America; its Financial Services Core Europe operating unit; its Insurance industry group globally; and its Strategy practice in West Europe. Mr. Nanterme also served as Accenture’s country managing director for France from November 2005 through August 2007.

Outside of Accenture, Mr. Nanterme is chairman of the French Consulting Association (SYNTEC) and has been chairman of the French Employers Association’s Commission for Economic Affairs (MEDEF) since September 2005.

Mr. Nanterme joined Accenture in 1983 and became a partner in 1993. He graduated from ESSEC (Ecole Superieure des Sciences Economiques et Commerciales) Business School in Paris.

William D. Green

William D. Green, 57, has served on Accenture’s board of directors since its inception in 2001, has been CEO since September 2004, and assumed the additional role of chairman in September 2006. Prior to becoming CEO, Mr. Green was Accenture’s chief operating officer—Client Services, with overall management responsibility for all of the company’s operating groups. He also previously served as group chief executive of the Communications & High Tech operating group and as group chief executive of the Resources operating group. In addition, he has served as managing director for Accenture’s business in the United States. Mr. Green joined Accenture in 1977.

Conference Call Tomorrow

Accenture will host a conference call with William D. Green and Pierre Nanterme at 8:00 a.m. EDT [1:00 p.m. GMT] tomorrow, Thursday, Oct. 21. To participate, please dial +1 (800) 401-8436 [+1 (612) 332-0632 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of Accenture’s website at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 11:00 a.m. EDT on Thursday, Oct. 21. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 175162.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with approximately 204,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. Through its Skills to Succeed corporate citizenship focus, Accenture is committed to equipping 250,000 people around the world by 2015 with the skills to get a job or build a business. The company generated net revenues of US$21.6 billion for the fiscal year ended Aug. 31, 2010. Its home page is www.accenture.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: our results of operations could be adversely affected by economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity; the pricing environment continues to remain competitive, and our profitability may suffer if we are not able to improve our pricing and maintain favorable utilization rates; our profitability may suffer if we cannot anticipate the cost and complexity of performing our work or if we are not able to control our costs; our business and financial results may be adversely affected if we are unable to keep our supply of skills and resources in balance with client demand, including if we are unable to hire sufficient employees with the skills and background where they are needed; our results of operations could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our revenues, revenue growth and earnings in U.S. dollars may be lower if the U.S. dollar strengthens against other currencies, particularly the Euro and British pound; our work with government clients exposes us to additional risks in the government contracting environment; clients may not be satisfied with our services; our results of operations could be adversely affected if our clients terminate their contracts with us; our outsourcing services subject us to operational and financial risk; our results of operations may be adversely affected by the type and level of technology spending by our clients; our business could be negatively affected by legal liability that results from our providing solutions or services; our global operations, including our global delivery network, are subject to complex risks, some of which might be beyond our control; liabilities could arise if our subcontractors or other third parties cannot deliver their project contributions on time or at all; legislative or regulatory action could materially and adversely affect us; we may be subject to criticism and negative publicity related to our incorporation in Ireland; we might be unable to achieve our business objectives if we are unable to manage the organizational challenges associated with our size; consolidation in the industries that we serve could adversely affect our business; our ability to attract and retain business may depend on our reputation in the marketplace; our share price could fluctuate due to numerous factors, including variability in revenues, operating results and profitability; as well as the risks, uncertainties and other factors discussed under the Risk Factors heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

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PHOTOS AVAILABLE: High-resolution, publication-ready photos of Pierre Nanterme and William D. Green are available for editorial use at: http://newsroom.accenture.com/photo.

Contact:

Fred Hawrysh

Accenture

+1 (917) 452-4398

fred.hawrysh@accenture.com

Alex Pachetti

Accenture

+1 (917) 452-5519

alex.pachetti@accenture.com